Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is made and entered into as of the 16th day of June, 2008, by and between STATION CASINOS, INC., a Nevada corporation (the “Company”), and LORENZO J. FERTITTA (the “Executive”).

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of November 7, 2007 (collectively, the “Employment Agreement”); and

WHEREAS, the Executive desires to resign his employment with the Company; and

WHEREAS, the Company and the Executive have agreed that the Executive will resign his employment with the Company effective June 30, 2008 (the “Termination Date”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive (each individually a “Party” and together the “Parties”) agree as follows:

1.                                       Termination Of Employment.

(a)                                  The resignation by the Executive shall constitute a “Termination by the Executive” pursuant to Section 6.3 of the Employment Agreement.  The Company hereby waives the one hundred eighty (180) day notice period for any such termination by the Executive pursuant to Section 6.3 of the Employment Agreement.

(b)                                 Except as otherwise provided in the following sentence, the Executive shall end his employment and resign all offices and board memberships with the Company and its subsidiaries and affiliates effective as of the Termination Date.  Notwithstanding the foregoing, the Executive shall (i) remain a member of the Board of the Directors of the Company, (ii) remain as an officer and member of the Board of Managers of Fertitta Colony Partners LLC, (iii) remain as an officer and member of the Board of Managers of Fertitta Partners LLC, and (iv) remain as an officer and member of the Board of Managers of FCP Voteco, LLC.

2.                                       Survival of Certain Employment Agreement Provisions.  The Parties acknowledge and agree that the provisions of Section 8.2 (“No Mitigation; No Offset”), Section 9 (“Special Reimbursement”), Section 10 (“Indemnification”) and Section 11 (“Confidential Information”) of the Employment Agreement (collectively, the “Surviving Sections”) shall survive the termination of the Employment Agreement and the termination of the Executive’s employment with the Company, and shall remain in full force and effect.

3.                                       Payments and Benefits.  Subject to the Executive’s execution of this Agreement and the General Release (as defined in Section 4 hereof), the Company shall pay or provide to the Executive (subject to applicable employment and income tax withholdings and deductions) the following payments and benefits:

(a)                                  continued payments of Base Salary (as defined in the Employment Agreement) through the Termination Date;

(b)                                 for so long as the Executive serves as a member of the Board of Directors of the Company, continuation of the group medical and dental insurance coverages for the Executive and his eligible dependents that are substantially comparable to the coverages provided immediately prior to the Termination Date; provided, however, that if the Executive enrolls in any medical or dental insurance coverage provided by a future employer, the Company shall have no further obligations respect to the continued Company coverages (other than its obligations, if any, under COBRA);

(c)                                  reimbursement for expenses incurred but not paid prior to the Termination Date; and

(d)                                 such rights to other benefits as may be provided in the applicable plans and programs of the Company, including, without limitation, the Deferred Compensation Program, according to the terms and conditions of such plans and programs.

4.                                       Release of Claims.  The Executive shall have no rights under the Employment Agreement after the Termination Date, except as otherwise provided in Section 2 hereof.  In addition, concurrently with the execution of this Agreement and as a condition of the Executive’s receipt of the payments and benefits provided for in Section 3 hereof, the Executive shall execute the general release and covenant not to sue (the “General Release”), in favor of the Released Parties (as such term is defined in the General Release) attached hereto as Exhibit “A.”  Notwithstanding the foregoing, the Executive expressly reserves, and does not waive, (a) his direct and indirect rights under that Second Amended and Restated Operating Agreement of Fertitta Colony Partners LLC, dated as of November 7, 2007, as the same may be amended from time to time, (b) his direct and indirect rights under that Amended and Restated Operating Agreement of Fertitta Partners LLC, dated as of November 7, 2007, as the same may be amended from time to time, (c) his direct and indirect rights under that Amended and Restated Operating Agreement of FCP Voteco, LLC, dated as of November 7, 2007, as the same may be amended from time to time, and (d) his direct and indirect rights under that Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of November 7, 2007, as the same may be amended from time to time.

5.                                       Cooperation.  The Parties agree to cooperate fully with each other in order to achieve the purposes of this Agreement and to take all actions not specifically described herein that may be required to carry out the purposes and intent of this Agreement.

6.                                       Notices.  All notices, demands and requests required or permitted to be given to either Party under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

2

If to the Company:	Station Casinos, Inc.
1505 S. Pavilion Center Drive
Las Vegas, Nevada 89135
Attention: Richard J. Haskins, Esq.

If to the Executive:	Lorenzo J. Fertitta
1505 S. Pavilion Center Drive
Las Vegas, Nevada 89135

7.                                       Entire Agreement.  This Agreement, including the exhibits hereto, contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, express or implied, between the Parties with respect hereto.  No representations, inducements, promises or agreements not embodied herein shall be of any force or effect.  Without limiting the generality of the foregoing, the Executive acknowledges and agrees that neither the Company nor any of its employees or agents have made any representations to the Executive concerning the terms or effects of this Agreement other than those representations expressly set forth herein.

8.                                       Assignability.  Neither Party shall have the right to assign any rights or obligations under this Agreement without the prior written approval of the other Party other than an assignment to a successor of the Company, provided that such successor assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law.  The Parties acknowledge and agree that the provisions of this Section 8 were negotiated at arms’ length and that the Executive received separate and adequate consideration in return for providing the Company the right to assign this Agreement.

9.                                       Amendment or Waiver.  No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by both Parties.  No waiver by one Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

10.                                 Severability.  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

11.                                 Construction.  The Parties agree that this Agreement is the product of negotiations between sophisticated parties, both of whom had to opportunity to be represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof.  Accordingly, this Agreement shall be construed as if both Parties prepared this Agreement, and any rules of construction to the contrary are hereby waived.

3

12.                                 Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada without reference to the principles of conflict of laws thereof.  In the event of any dispute or controversy arising out of or relating to this Agreement, the Parties mutually and irrevocably consent to, and waive any objection to, the exclusive jurisdiction of any court of competent jurisdiction in Clark County, Nevada, to resolve such dispute or controversy.

13.                                 Headings.  The headings of the sections and subsections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

14.                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

15.                                 Acknowledgement.

(a)                                  The Executive acknowledges that he received a copy of this Agreement prior to its execution and has had a reasonable amount of time to review and consider this Agreement prior to its execution.

(b)                                 The Executive further acknowledges that he has had the opportunity to consult with an attorney prior to executing this Agreement.

(c)                                  The Executive enters into this Agreement having freely and knowingly elected, after due consideration, to execute this Agreement and to fulfill the promises set forth herein.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

“COMPANY”

STATION CASINOS, INC.

By:	/s/ Richard J. Haskins
Name:	Richard J. Haskins
Title:	Executive Vice President

“EXECUTIVE”

/s/ Lorenzo J. Fertitta
LORENZO J. FERTITTA

EXHIBIT A

GENERAL RELEASE AND COVENANT NOT TO SUE

This GENERAL RELEASE AND COVENANT NOT TO SUE (this “General Release”) is executed and delivered by LORENZO J. FERTITTA (the “Executive”) to STATION CASINOS, INC., a Nevada corporation (the “Company”).

In consideration of the agreement by the Company to provide the separation payments and benefits described in the Separation Agreement and General Release (the “Separation Agreement”) to which this General Release is attached, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive hereby agrees as follows:

1.                                       RELEASE AND COVENANT.  The Executive, of his own free will, voluntarily releases and forever discharges the Company, Colony Capital, LLC, Fertitta Colony Partners LLC and Fertitta Partners LLC and each of their parent companies, subsidiaries and affiliates, and each of their respective past and present agents, employees, managers, representatives, officers, directors, attorneys, accountants, trustees, shareholders, partners, investors, insurers, heirs, predecessors-in-interest, advisors, successors and assigns (collectively, the “Released Parties”) from, and covenants not to sue or proceed against any of the foregoing on the basis of, any and all past or present causes of action, suits, agreements or other rights or claims which the Executive, his dependents, relatives, heirs, executors, administrators, successors and assigns has or have against any of the Released Parties upon or by reason of any matter arising out of his employment by the Company and the cessation of said employment, as of the date of execution of this General Release, and including, but not limited to, any alleged violation of the Civil Rights Acts of 1964 and 1991, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act of 1990), the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Employment Retirement Income Security Act of 1974, the Nevada Fair Employment Practices Act, the labor laws of the United States, and Nevada and any other federal, state or local law, regulation or ordinance, or public policy, contract or tort law, having any bearing whatsoever on the terms and conditions or cessation of his employment with the Company.  Notwithstanding the foregoing, the Executive expressly reserves, and does not waive, (a) his direct and indirect rights under that Second Amended and Restated Operating Agreement of Fertitta Colony Partners LLC, dated as of November 7, 2007, as the same may be amended from time to time, (b) his direct and indirect rights under that Amended and Restated Operating Agreement of Fertitta Partners LLC, dated as of November 7, 2007, as the same may be amended from time to time, (c) his direct and indirect rights under that Amended and Restated Operating Agreement of FCP Voteco, LLC dated as of November 7, 2007, as the same may be amended from time to time, (d) his direct and indirect rights under that Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of November 7, 2007, as the same may be amended from time to time, and (e) his rights under the Surviving Sections (as defined in the Separation Agreement).

2.                                       DUE CARE.  The Executive acknowledges that he has received a copy of this General Release prior to its execution and has been advised hereby of his opportunity to review and consider this General Release for up to seven (7) days prior to its execution.  The Executive further acknowledges that he has been advised hereby to consult, and has consulted, with an attorney prior to executing this General Release.  The Executive enters into this General Release having freely and knowingly elected, after due consideration, to execute this General Release and to fulfill the promises set forth herein.

3.                                       RELIANCE BY THE EXECUTIVE.  The Executive acknowledges that, in his decision to enter into this General Release, he has not relied on any representations, promises or arrangement of any kind, including oral statements by representatives of the Company, except as set forth in this General Release.

4.                                       MISCELLANEOUS.  This General Release shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada without reference to the principles of conflict of laws thereof.  If any provision of this General Release is held invalid or unenforceable for any reason, the remaining provisions shall be construed as if the invalid or unenforceable provision had not been included.

This GENERAL RELEASE AND COVENANT NOT TO SUE is executed by the Executive and delivered to the Company on this 16th day of June, 2008.

STATE OF NEVADA	)
) ss:
COUNTY OF CLARK	)

On this 16th day of June, 2008, before me, a Notary Public of the State of Nevada, personally appeared Lorenzo J. Fertitta, to me known and known to me to be the person described and who executed the foregoing General Release and did then and there acknowledge to me that he voluntarily executed the same.

NOTARY PUBLIC